DEPOSIT AND PLEDGE AGREEMENT

     DEPOSIT AND PLEDGE AGREEMENT, dated ____________, 1995 (the "Agreement"), among CHIAT/DAY INC. ADVERTISING, a Delaware corporation ("Advertising"); CHIAT/DAY HOLDINGS, INC., a Delaware corporation ("Holdings"); OMNICOM GROUP INC., a New York corporation ("Omnicom"); TBWA INTERNATIONAL INC., a Delaware corporation ("TBWA"); and THE CHASE MANHATTAN BANK, N.A., as Deposit Agent (in such capacity, the "Deposit Agent").

                                  INTRODUCTION

     A. Advertising, Holdings, TBWA and Omnicom are parties to a certain Asset Purchase Agreement dated __________, 1995 (the "Purchase Agreement"), pursuant to which TBWA acquired the assets and liabilities and the ongoing businesses of Advertising and Holdings. Terms defined in the Purchase Agreement that are not otherwise defined herein are used herein with the meanings ascribed to them therein.

     B. Pursuant to the Purchase Agreement, Holdings, Advertising and TBWA have entered into an escrow agreement of even date herewith (the "Omnicom Indemnification Escrow Agreement"; and the escrow agent thereunder, the "Omnicom Indemnification Escrow Agent") to secure TBWA against certain Losses (as more fully set forth in the Purchase Agreement). There will be created pursuant to the Omnicom Indemnification Escrow Agreement a "General Escrow Fund" which will consist of two separate and segregated sub-accounts, the "Stockholders General Escrow Fund" and the "Rightsholders General Escrow Fund", and a "Special Escrow Fund" which will consist of two separate and segregated sub-accounts, the "Stockholders Special Escrow Fund" and the "Rightsholders Special Escrow Fund".

     C. The Purchase Agreement provides that Holdings will liquidate and dissolve and that, in the course of its expeditious and orderly winding up process, Holdings shall cause to be created a liquidating trust (hereinafter, the "Liquidating Trust", and the trustees thereof, collectively, the "Liquidating Trustee") to act as the representative for Holdings and the Stockholders, all in accordance with that certain liquidating trust agreement entered into between Holdings and the Liquidating Trustee (the "Liquidating Trust Agreement").

     D. Holdings and Advertising have also entered into a separate escrow agreement, (the "Liquidating Trust Escrow Agreement"; the fund created thereunder, the "Liquidating Trust Escrow Fund"; and the escrow agent thereunder, the "Liquidating Trust Escrow Agent") which shall be available solely to fund and secure reimbursement obligations of holders of EARs and EPUs (collectively, the "Rightsholders") to the Liquidating Trust.

     E. The Purchase Agreement further provides that, on the Distribution Date,
(i) the shares of Omnicom Common Stock, par value $.50 per share ("Omnicom Stock"), paid to Holdings pursuant to Section 2.1 of the Purchase Agreement (exclusive of the Contributed Stock) will be distributed (in the proportions set forth in the Purchase Agreement and as further described herein) to the Stockholders and, on behalf of the Stockholders, to the Liquidating Trust, the Stockholders General Escrow Fund and the Stockholders Special Escrow Fund and
(ii) the shares of Omnicom Stock paid to Advertising pursuant to Section 2.1 of the Purchase Agreement (inclusive of the Contributed Stock) will be distributed (in the proportions set forth in the Purchase Agreement and as further described herein) to the Rightsholders and, on behalf of the Rightsholders, to the Liquidating Trust Escrow Fund, the Rightsholders General Escrow Fund and the Rightsholders Special Escrow Fund. The Deposit Agent, pursuant to this Agreement, shall effect the foregoing distributions on the Distribution Date from the Omnicom Stock deposited in the Deposit Funds (as defined below), all in accordance with the terms of this Agreement.

     F. There shall be created, pursuant to this Agreement, eight separate deposit funds: (i) the "Stockholders Deposit Fund"; (ii) the "Rightsholders Deposit Fund"; (iii) the "Liquidating Trust Deposit Fund"; (iv) the "Liquidating Trust Escrow Deposit Fund"; (v) the "Stockholders General Escrow Deposit Fund";
(vi) the "Stockholders Special Escrow Deposit Fund"; (vii) the "Rightsholders General Escrow Deposit Fund"; and (viii) the "Rightsholders Special Escrow Deposit Fund" (collectively, the "Deposit Funds"; the Deposit Funds listed in clauses (i) through (iv), the "Unsecured Deposit Funds"; and the Deposit Funds listed in clauses (v) through (viii), the "Secured Deposit Funds"). Each of the Deposit Funds will contain shares of Omnicom Stock to be deposited by or on behalf of Holdings or Advertising, all as set forth in Article I of this Agreement.

     G. The Unsecured Deposit Funds are being created to insure the timely and orderly distribution of shares of Omnicom Stock received by Holdings and Advertising pursuant to the Purchase Agreement to the recipients described above. The Secured Deposit Funds are being created to secure the obligations of Holdings and Advertising to deposit shares of Omnicom Stock, on behalf of the Stockholders and Rightsholders, respectively, into the General Escrow Funds and the Special Escrow Funds pursuant to the Purchase Agreement and the Omnicom Indemnification Escrow Agreement.

     Accordingly, the parties hereby agree as follows:

I. DEPOSIT AGENT; ESCROW FUND

     1.1. Deposit Agent. Holdings, on behalf of itself and the Stockholders, and Advertising, on behalf of itself and the Rightsholders, hereby appoint The Chase Manhattan Bank, N.A. as,


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

and The Chase Manhattan Bank, N.A. hereby accepts such appointment and agrees to perform the duties of, Deposit Agent under this Agreement.

     1.2. Deposit Funds. The Deposit Agent shall establish and maintain each of the Deposit Funds. The Deposit Funds shall be held by the Deposit Agent and shall be dealt with by the Deposit Agent in accordance with the terms and conditions of this Agreement. This Agreement shall terminate at such time as the entirety of the Deposit Funds shall have been distributed by the Deposit Agent in accordance with the terms of this Agreement.

     1.3. Deposits Into Unsecured Deposit Funds. (a) On the Closing Date, Holdings shall deposit into (i) the Stockholders Deposit Fund, on behalf of the Stockholders, certificates registered in the name of Holdings representing an aggregate of _______ shares of Omnicom Stock and (ii) the Liquidating Trust Deposit Fund, on behalf of the Stockholders, certificates registered in the name of Holdings representing an aggregate of ________ shares of Omnicom Stock, in each case together with stock powers duly executed in blank in respect of such certificates.

     (b) On the Closing Date, Advertising shall deposit into (i) the Rightsholders Deposit Fund, on behalf of the Rightsholders, certificates registered in the name of Advertising representing an aggregate of _______ shares of Omnicom Stock and (ii) the Liquidating Trust Escrow Deposit Fund, on behalf of the Rightsholders, certificates registered in the name of Advertising representing an aggregate of ________ shares of Omnicom Stock, in each case together with stock powers duly executed in blank in respect of such certificates.

     1.4. Deposits Into Secured Deposit Funds. (a) On the Closing Date, Holdings shall deposit into (i) the Stockholders General Escrow Deposit
Fund, on behalf of Holdings and the Stockholders, certificates registered in the name of Holdings representing an aggregate of _______ shares of Omnicom Stock and (ii) the Stockholders Special Escrow Deposit Fund, on behalf of Holdings and the Stockholders, certificates registered in the name of Holdings representing an aggregate of ________ shares of Omnicom Stock, in each case together with stock powers duly executed in blank in respect of such certificates.

     (b) On the Closing Date, Advertising shall deposit into (i) the Rightsholders General Escrow Deposit Fund, on behalf of Advertising and the Rightsholders, certificates registered in the name of Advertising representing an aggregate of _______ shares of Omnicom Stock and (ii) the Rightsholders Special Escrow Deposit Fund, on behalf of Advertising and the Rightsholders, certificates registered in the name of Advertising representing an aggregate of ________ shares of Omnicom Stock, in each case together with stock powers duly executed in blank in respect of such certificates.


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

II.  RE-REGISTRATION OF SHARE CERTIFICATES; DISTRIBUTIONS FROM
     THE DEPOSIT FUNDS

     2.1. Re-Registration of Share Certificates. Five business days prior to the Distribution Date, the Deposit Agent shall instruct Chemical Bank N.A. [ADDRESS], in its capacity as transfer agent and registrar of the Omnicom Stock, to effect the re-registration of the stock certificates in the Deposit Funds as follows (such re-registration to be made effective as of the opening of business on the Distribution Date):

          (i) The shares of Omnicom Stock represented by the stock certificate in the Stockholders Deposit Fund shall be registered in the names of the Stockholders and in the denominations set forth on Schedule I hereto;

          (ii) The shares of Omnicom Stock represented by the stock certificate in the Rightsholders Deposit Fund shall be registered in the names of the Rightsholders and in the denominations set forth on Schedule II hereto;

          (iii) The stock certificate in the Liquidating Trust Deposit Fund shall be registered in the name of ["Thomas Patty and David C. Wiener, as Trustees of the Chiat/Day Holdings, Inc. Liquidating Trust"];

          (iv) The stock certificate in the Liquidating Trust Escrow Deposit Fund shall be registered in the name of ["____________, as Liquidating Trust Escrow Agent"];

          (v) The stock certificate in the Stockholders General Escrow Deposit Fund shall be registered in the name of ["Thomas Patty and David C. Wiener, as Trustees of the Chiat/Day Holdings, Inc. Liquidating Trust"];

          (vi) The stock certificate in the Stockholders Special Escrow Deposit Fund shall be registered in the name of ["Thomas Patty and David C. Wiener, as Trustees of the Chiat/Day Holdings, Inc. Liquidating Trust"];

          (vii) The stock certificate in the Rightsholders General Escrow Deposit Fund shall be registered in the name of ["____________, as Liquidating Trust Escrow Agent"]; and

          (viii) The stock certificate in the Rightsholders Special Escrow Deposit Fund shall be registered in the name of ["____________, as Liquidating Trust Escrow Agent"].(1)

- --------
(1) For (v) through (viii), the Omnicom Indemnification Escrow Agreement will need to provide for new stock powers to be given by the Liquidating Trustee and the Liquidating Trust Escrow Agent.


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

     2.2. Distributions from the Deposit Funds. On the Distribution Date, following the re-registration of the stock certificates pursuant to Section 2.1, the Deposit Agent shall distribute all of the shares of Omnicom Stock in each of the Deposit Funds as follows, provided that the Deposit Agent shall make the following distributions on October 30, 1995 if Holdings and TBWA do not notify the Deposit Agent of an earlier Distribution Date(2):

          (i) The shares of Omnicom Stock in the Stockholders Deposit Fund shall be distributed to the Stockholders in accordance with Schedule I;

          (ii) The shares of Omnicom Stock in the Rightsholders Deposit Fund shall be distributed to the Rightsholders in accordance with Schedule II;

          (iii) The shares of Omnicom Stock in the Liquidating Trust Deposit Fund shall be distributed to the Liquidating Trustee for deposit into the Liquidating Trust and application in accordance with the Liquidating Trust Agreement;

          (iv) The shares of Omnicom Stock in the Liquidating Trust Escrow Deposit Fund shall be distributed to the Liquidating Trust Escrow Agent for deposit into the Liquidating Trust and application in accordance with the Liquidating Trust Escrow Agreement;

          (v) The shares of Omnicom Stock in the Stockholders General Escrow Deposit Fund shall be distributed to the Omnicom Indemnification Escrow Agent for deposit into the Stockholders General Escrow Fund and application in accordance with the Omnicom Indemnification Escrow Agreement;

          (vi) The shares of Omnicom Stock in the Stockholders Special Escrow Deposit Fund shall be distributed to the Omnicom Indemnification Escrow Agent for deposit into the Stockholders Special Escrow Fund and application in accordance with the Omnicom Indemnification Escrow Agreement;

          (vii) The shares of Omnicom Stock in the Rightsholders General Escrow Deposit Fund shall be distributed to the Omnicom Indemnification Escrow Agent for deposit into the Rightsholders General Escrow Fund and application in accordance with the Omnicom Indemnification Escrow Agreement; and

- --------
(2) This proviso will be modified if the Closing Date will be after October 31, 1995.


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

          (viii) The shares of Omnicom Stock in the Rightsholders Special Escrow Deposit Fund shall be distributed to the Omnicom Indemnification Escrow Agent for deposit into the Rightsholders Special Escrow Fund and application in accordance with the Omnicom Indemnification Escrow Agreement.

     2.3. No Transfer of Deposit Funds. While any shares of Omnicom Stock remain on deposit in the Deposit Funds, except as required pursuant to this Agreement, none of Holdings, the Liquidating Trustee, [the Liquidating Trust Escrow Agent], Advertising, any Stockholder or any Rightsholder will transfer, sell, pledge, create a security interest in or otherwise dispose of their rights to any distributions with respect to the Deposit Funds, except by will, the laws of intestacy or by other operation of law.

     2.4. No Certificates. No rights of any Person in to and under any of the Deposit Funds shall be represented by any form of certificate or instrument.

     2.5. Dividends on Omnicom Stock. All dividends in respect of any Omnicom Stock held in the Deposit Funds shall be paid directly to the record holders of such stock (as recorded in the records of the Transfer Agent and Registrar). In the event any such dividends are paid to the Deposit Agent, such dividends shall be promptly delivered to such record holders.

     2.6. Voting. The record holders described in Section 2.5 above shall be entitled to exercise all voting rights with respect to the Omnicom Stock on deposit in the Deposit Funds and the Deposit Agent shall deliver to such record holders any proxies with respect thereto which the Deposit Agent receives.

III.  SECURITY INTEREST.

     (a) Holdings on behalf of itself and the Stockholders hereby grants to TBWA a first priority perfected security interest in each of the Stockholders General Escrow Deposit Fund and the Stockholders Special Escrow Deposit Fund, and Advertising on behalf of itself and the Rightsholders hereby grants to TBWA a first priority perfected security interest in each of the Rightsholders General Escrow Deposit Fund and the Rightsholders Special Escrow Deposit Fund, in each case solely to secure their respective obligations to deposit Omnicom Stock into the General Escrow Fund and the Special Escrow Fund pursuant to the Purchase Agreement the Omnicom Indemnification Escrow Agreement. To the extent provided in the immediately foregoing sentence, this Agreement shall constitute a security agreement under applicable law. No security interest is being created or granted hereby with respect to the Unsecured Deposit Funds.

     (b) The parties agree that the above-granted security interest shall attach as of the execution of this Agreement. The


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

parties agree that, for the purpose of perfecting TBWA's security interest in the above designated Secured Deposit Funds held by the Deposit Agent pursuant to this Agreement, TBWA designates the Deposit Agent to acquire and maintain possession of the Secured Deposit Funds and act as bailee for TBWA with notice of TBWA's security interest in said property under the Uniform Commercial Code and that possession of the Secured Deposit Funds by the Deposit Agent acknowledges that it holds the Secured Deposit Funds for TBWA for purposes of perfecting the security interest. Holdings, Advertising and the Deposit Agent shall take all other actions requested by TBWA to maintain the perfection and priority of the security interest in the Secured Deposit Funds; provided that the Deposit Agent does not make any representation or warranty with regard to the creation or perfection, hereunder or otherwise, of any such security interest, and shall have no responsibility at any time to ascertain whether or not any security interest exists.

     (c) TBWA shall release the security interest herein granted and the security interest shall be terminated upon the distribution of the Omnicom Stock on deposit in the Secured Deposit Funds in accordance with the terms of this Agreement. Upon such distribution, TBWA shall do all acts and things reasonably necessary to release and extinguish such security interest. Holdings on behalf of itself and the Stockholders, Advertising on behalf of itself and the Rightsholders, Omnicom and TBWA hereby specifically agree that the grant of this security interest pursuant to this Article III shall not in any way modify the procedures the parties hereto must follow with respect to the release of Omnicom Stock from the Secured Deposit Funds.

IV.  DEPOSIT AGENT'S DUTIES AND FEES

     4.1. Duties Limited. The Deposit Agent undertakes to perform only such duties as are expressly set forth herein. The Deposit Agent shall not be bound by, or have any responsibility with respect to, any other agreement between any of the parties (other than an agreement to which the Deposit Agent is a party). The Escrow Agent shall have no duty or responsibility with regard to any loss or resulting from the transfer or other disposition of the Omnicom Stock on deposit in the Deposit Funds in accordance with the terms of this Agreement. The Deposit Agent need not maintain insurance with respect to the Deposit Funds.

     4.2. Reliance. The Deposit Agent, acting (or refraining from acting) in good faith, shall not be liable for any mistake of fact or error of judgment by it or for any acts or omissions by it of any kind unless caused by gross negligence or willful misconduct, and the Deposit Agent may rely, and shall be protected in acting or refraining from acting, upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties; provided that, as set forth


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

below, modification of this Agreement shall be signed by all of the parties hereto. The Deposit Agent is hereby authorized to comply with any judicial order or legal process which stays, enjoins, directs or otherwise affects the transfer or delivery of any part of the Deposit Funds or any party hereto and shall incur no liability for any delay or loss which may occur as a result of such compliance.

     4.3. Good Faith. Holdings on behalf of itself and the Stockholders, Advertising on behalf of itself and the Rightsholders, Omnicom and TBWA hereby agree to indemnify the Deposit Agent for, and to hold it harmless against, any loss, liability, expense (including reasonable attorneys' fees and expenses), third party claim and demand, incurred by it without gross negligence or bad faith on its part, arising out of or in connection with its entering into this Agreement and the carrying out of its duties hereunder. The Deposit Agent may consult with counsel of its own choice, and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel. The foregoing indemnification shall survive the resignation of the Deposit Agent or the termination of this Agreement.

     4.4. Successor Deposit Agents. The Deposit Agent may resign and be discharged from its duties or obligations hereunder at any time by giving 30 days' notice in writing of such resignation to Holdings and TBWA. Holdings and TBWA, together, shall have the right to terminate the appointment of the Deposit Agent hereunder by giving to it notice in writing of such termination specifying the date upon which such termination shall take effect. In either such event, Holdings and TBWA hereby agree to promptly appoint a successor deposit agent; if Holdings and TBWA are unable to appoint a successor Deposit Agent within 25 days after the Deposit Agent's notice of resignation, the Deposit Agent may petition a court of competent jurisdiction to appoint a successor. The parties hereto agree that, upon demand of such successor deposit agent, all property in the Deposit Funds shall be turned over and delivered to such successor deposit agent, which thereupon shall become bound by all of the provisions hereof.

     4.5. Fees and Expenses. TBWA, on the one hand, and Holdings and Advertising, on the other hand, agree to pay [on the Distribution Date] on an equal basis to the Deposit Agent, a fee of $____________ for the services to be rendered by it hereunder and for the reasonable expenses, disbursements and advances (including reasonable attorneys' fees) to be incurred or made by it in connection with the carrying out of its duties hereunder.

V.  WAIVERS

     This Agreement may be amended, superseded or canceled, and any of the terms or conditions hereof may be waived, only by a written instrument executed by the parties hereto or, in the case of a waiver, by the party waiving compliance (or his agent). The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same. No waiver of any nature, whether by conduct or otherwise in any one or more instances, of any provision hereof, shall be deemed to be, or construed as, a further or continuing waiver of any such provision or of another provision hereof.

VI.  NOTICES

     Any notice or other communication required or which may be given hereunder (including without limitation the delivery of Omnicom Stock to any Person out of the Deposit Funds) shall be in writing and either delivered personally (if so requested by the Person entitled to such notice or distribution) or mailed by certified or registered mail, postage prepaid, or sent by facsimile transmission, and shall be deemed given when so delivered personally, mailed or sent by facsimile, as follows:


                  If to Holdings or Advertising, to Holdings at:

                  Chiat/Day Holdings, Inc.
                  180 Maiden Lane
                  New York, New York 10038
                  Attention:  Chief Financial Officer
                  Fax No.: (212-804-1200)

                  (or following the dissolution of
                  Holdings to the Liquidating
                  Trustee at the address set forth
                  below)

                  with a copy to:

                  Simpson Thacher & Bartlett
                  425 Lexington Avenue
                  New York, New York 10017
                  Attention:  James Cotter, Esq.
                  Fax No.:  212-455-2502

                  If to the Liquidating Trustee, to:

                  ----------------------------

                  ----------------------------

                  ----------------------------
                  Fax No.:

                  with a copy to:

                  Simpson Thacher & Bartlett
                  425 Lexington Avenue

                  New York, New York 10017
                  Attention:  James Cotter, Esq.
                  Fax No.:  212-455-2502

                  If to the Liquidating Trust Escrow Agent, to:

                  ---------------------------

                  ---------------------------

                  ---------------------------
                  Fax No.:


                  If to Omnicom or TBWA, to Omnicom at:

                  Omnicom Group Inc.
                  437 Madison Avenue
                  New York, New York 10022
                  Attention:  Chief Financial Officer
                  Fax No.:  212-415-3536

                  If to the Deposit Agent or the Omnicom Indemnification Escrow Agent, to:

                  The Chase Manhattan Bank, N.A.

                  -------------------------------------

                  -------------------------------------

                  -------------------------------------
                  Fax No.:

Any party may change the persons and addresses to which notices, payments, instructions or other communications are to be sent to such party by giving written notice of any such change in the manner provided herein for giving notice. Notices sent by facsimile transmission shall be confirmed in writing by registered or certified mail, return receipt requested.

VII.  GOVERNING LAW

     This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed entirely within such State.

VIII.  NO ASSIGNMENT

     This Agreement shall be binding upon, and inure to the benefit of, the successors and assigns of Holdings, Advertising, Omnicom, TBWA and the Deposit Agent, but, except for as otherwise provided or permitted in this Agreement, no delegation of any obligations provided for herein may be made by any party hereto without the express written consent of the other parties hereto, except for the provisions of Section 4.4 hereof respecting successor deposit agents.


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

IX.  SECTION HEADINGS

     The section headings contained in this Agreement are inserted for convenience of reference only, and shall not affect the meaning or interpretation of this Agreement.

     WITNESS the execution of this Agreement as of the date first above written.


                                    CHIAT/DAY HOLDINGS, INC.

                                    By: ________________________



                                    CHIAT/DAY INC. ADVERTISING

                                    By: ________________________



                                    OMNICOM GROUP INC.

                                    By:_________________________



                                    TBWA INTERNATIONAL INC.

                                    By:_________________________



                                    THE CHASE MANHATTAN BANK,
                                      N.A.,
                                      as Deposit Agent


                                    By: ________________________




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

                                                                      Schedule I


          NAMES AND DENOMINATIONS FOR STOCKHOLDERS STOCK CERTIFICATES

                                                                     Schedule II


          NAMES AND DENOMINATIONS FOR RIGHTSHOLDERS STOCK CERTIFICATES


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